As filed with the Securities and Exchange Commission on November 11, 1997
                              Registration No. 33-
         --------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IntegraMed America, Inc.
         ---------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                    Delaware
         ---------------------------------------------------------------

         (State or other jurisdiction of incorporation or organization)

                                   06-1150326
         ---------------------------------------------------------------

                      (I.R.S. employer identification no.)

             One Manhattanville Road, Purchase, New York 10577-2100
         ---------------------------------------------------------------

                    (Address of principal executive offices)

 1992 Incentive and Non-Incentive Stock Option Plan of IntegraMed America, Inc.,
                             as amended and restated
                              (Full title of plan)

                            Gerardo Canet, President
                            IntegraMed America, Inc.
                             One Manhattanville Road
                          Purchase, New York 10577-2100
                     (Name and address of agent for service)

                                 (914-253-8000)
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Alison Newman, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017

                         CALCULATION OF REGISTRATION FEE

================================================================================
                      Proposed         Proposed
                      Maximum          Maximum
                      Offering         Aggregate                    Amount of
Title of Securities   to be            Price Per     Offering     Registration
 to be Registered     Registered(1)     Share(2)       Price           Fee
 ----------------     -------------     --------       -----           ---
Common Stock, $.01
  par value           1,050,000          $2.22       $2,331,000      $706.36
================================================================================

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on Novemer 6, 1997 as reported on Nasdaq.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               The Registration Statement on Form S-8 (File No. 33-77312), filed by IntegraMed America, Inc. (the "Registrant") on April 4, 1994, and the documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

               (a) The description of the Registrant's Common Stock, $.01 par value ("Common Stock"), contained in the Registration Statement on Form 8-A (No. 1-11440) under "Item 1. Description of Registrant's Securities to be Registered."

               (b) Registrant's Annual Report on Form 10-K for the period ended December 31, 1996;

               (c)    Registrant's  Current Report on Form 8-K dated January 20,
                      1997;

               (d) Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997;

               (e) Registrant's definitive Proxy Statement, dated May 5, 1997 as filed with the Securities and Exchange Commission (the "Commission") in connection with the Registrant's Annual Meeting of Stockholders held on June 10, 1997.

               (f) Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

               (g)    Registrant's   Prospectus  dated  August  12,  1997  filed
                      pursuant to Rule 424(b).

Item 8.        Exhibits

               4.2(a) 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated

               5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

               23.1      Consent of Price Waterhouse LLP

               23.2      Consent  of  Bachner,   Tally,  Polevoy  &  Misher  LLP
                         (contained in Exhibit 5.1)

               24 Power of Attorney (included in signature page of this Registration Statement)

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 21st day of November, 1997.

                            INTEGRAMED AMERICA, INC.

                            By:   /s/ Gerardo Canet
                                  -----------------
                                  Gerardo Canet,
                                  President, Chief Executive Officer
                                  and Director

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Gerardo Canet and Dwight P. Ryan, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Gerardo Canet                                         October 21, 1997
-------------------------------------------
Gerardo Canet - President,
Chief Executive Officer and Director
(Principal Executive Officer)

 /s/ Dwight P. Ryan                                         October 21, 1997
-------------------------------------------
Dwight P. Ryan - Vice President and
Chief Financial Officer

 /s/ Vicki L. Baldwin                                       October 21, 1997
-------------------------------------------
Vicki L. Baldwin - Director

 /s/ Elliot D. Hillback, Jr.                                October 21, 1997
-------------------------------------------
Elliot D. Hillback, Jr. - Director

 /s/ Sarason D. Liebler                                    October 21, 1997
-------------------------------------------
Sarason D. Liebler - Director

 /s/ Patricia M. McShane                                   October 21, 1997
-------------------------------------------
Patricia M. McShane, M.D. - Director

/s/ Aaron S. Lifchez                                       October 21, 1997
-------------------------------------------
Aaron S. Lifchez, M.D. - Director

 /s/ Lawrence J. Stuesser                                  October 21, 1997
-------------------------------------------
Lawrence J. Stuesser, Director

                                INDEX TO EXHIBITS
                            INTEGRAMED AMERICA, INC.


Exhibit
  No.             Description
  ---             -----------

4.2(a) 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated

5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

23.1              Consent of Price Waterhouse LLP

23.2              Consent of Bachner, Tally, Polevoy & Misher LLP
                  (contained in Exhibit 5.1)

24                Power  of  Attorney   (included  in  signature  page  of  this
                  Registration Statement)